EXHIBIT 99.23.1

                       Consent of Independent Accountants


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                                  EXHIBIT 23.1

Consent of Independent Accountants

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2002 relating to the financial statements of Imagistics International Inc., which appears in Imagistics International Inc.'s Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut

September 23, 2002